

                               ARIS CORPORATION

                                 Exhibit 11.1
       Computation of Net Income Per Common and Common Equivalent Share

                                        -------------------------------------------------------
                                           FOR THE QUARTER ENDED    FOR THE NINE MONTHS ENDED
                                        -------------------------------------------------------
                                        SEPTEMBER 30,  SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                                            1997          1996          1997         1996
                                         -----------   -----------   -----------   -----------
Net income ...........................   $ 1,587,000   $   630,000   $ 3,935,000   $ 1,925,000
                                         ===========   ===========   ===========   ===========
Applicable common shares:
   Weighted average outstanding during
      the period .....................     9,748,951     8,504,361     8,364,007     8,503,710
   Weighted average outstanding stock
      options (1) ....................       905,044       122,761       816,438       111,641
                                         -----------   -----------   -----------   -----------
       Weighted average number of
           common and common share
           equivalent shares
           outstanding ...............    10,653,995     8,627,122     9,180,445     8,615,351
                                         ===========   ===========   ===========   ===========
Net income per common share ..........   $      0.15   $      0.07   $      0.43   $      0.22
                                         ===========   ===========   ===========   ===========

Pro Forma Computation of Per Share Earnings

In February 1997, Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128), was issued. This pronouncement modifies the calculation and disclosure of earnings per share (EPS) and will be adopted by the Company in its financial statements for the year ending December 31, 1997. The following discloses the earnings per share calculations in accordance with the provisions of SFAS 128.

                                        -------------------------------------------------------
                                           FOR THE QUARTER ENDED     FOR THE NINE MONTHS ENDED
                                        -------------------------------------------------------
                                         SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                                           1997           1996          1997          1996
                                         -----------   -----------   -----------   -----------
Net income ...........................   $ 1,587,000   $   630,000   $ 3,935,000   $ 1,925,000
                                         ===========   ===========   ===========   ===========
Applicable common shares:
   Weighted average outstanding during
      the period .....................     9,748,951     8,504,361     8,364,007     8,503,710
Dilutive effect of outstanding stock
options
   Weighted average outstanding stock
      options (1) ....................       905,044       122,761       816,438       111,641
                                         -----------   -----------   -----------   -----------
       Weighted average number of
           common shares outstanding
           for use in computing
           earnings per share -
           assuming dilution .........    10,653,995     8,627,122     9,180,445     8,615,351
                                         ===========   ===========   ===========   ===========
Net income per common share ..........   $      0.16   $      0.07   $      0.47   $      0.23
                                         ===========   ===========   ===========   ===========
Net income per common share --
    assuming dilution ................   $      0.15   $      0.07   $      0.43   $      0.22
                                         ===========   ===========   ===========   ===========

(1) Based on the treasury stock method.